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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-42327 of Budget Group, Inc. on Form S-4 of our reports dated April 12, 1996 appearing in Budget Group, Inc.'s current report on Form 8-K dated December 1, 1997 and appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

Indianapolis, Indiana

December 26, 1997